EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 176 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the “Registration Statement”) of MFS® Series Trust X (the “Trust”), of my opinion dated September 27, 2023, appearing in Post-Effective Amendment No. 175 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on September 27, 2023.

Susan A. Pereira
Susan A. Pereira
Vice President and Managing Counsel

Boston, Massachusetts

November 27, 2023